UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

April 27, 2010

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation Review

On April 27, 2010, the Nominating and Governance Committee of the Board of Directors of The PNC Financial Services Group, Inc. met and conducted its annual review of compensation for the Board’s non-employee directors. The Committee reviewed a report on director compensation prepared by Towers Watson, a compensation consulting firm, and the recommendations contained in that report.

In undertaking this annual review, the Committee’s primary objectives were to confirm that the director compensation program continued to align business and shareholder interests, to evaluate the competitiveness of the program relative to PNC’s peer group, and to identify and respond to changes in director compensation in light of the competitive environment.

Following deliberation and discussion, and consistent with Towers Watson’s recommendations, the Committee approved:

•	An increase in the annual retainer from $45,000 to $55,000, effective in the third quarter of 2010. The annual retainer had not been previously increased since 2006.

•

An increase in the supplemental retainer for the Chairman of the Personnel and Compensation Committee from $10,000 to $20,000, effective in the third quarter of 2010, reflecting the additional responsibilities and duties of that position and peer group compensation practices. This change will also align the compensation for all committee chairs at PNC. (The Chairman of the Personnel and Compensation Committee abstained from voting on this recommendation.)

•

A grant of 1,815 deferred stock units to each non-employee director on April 27, 2010. This grant reflected the Committee’s desire to provide both cash and equity-based compensation to directors. The stock unit grants were made under the PNC Outside Directors Deferred Stock Unit Plan. Each deferred stock unit tracks the price of a share of PNC common stock, which helps to align the interests of our directors and long-term shareholders. The directors will receive the cash value of the units, calculated using the PNC stock price at the time of payout. This payout date will not occur before the director retires or reaches age 70.

In approving this grant, the Committee noted that the Board had previously approved, upon the Committee’s recommendation, the termination of the director compensation plan providing for an automatic annual common stock grant to directors. This grant was eliminated beginning in 2010.

The committee made no other changes to the compensation program for non-employee directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of The PNC Financial Services Group, Inc. (“PNC”) was held on April 27, 2010 for the purpose of considering and acting upon the following matters:

(1)	The election of 17 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2010;

(3)	The approval of an advisory vote on executive compensation;

(4)	A shareholder proposal seeking future shareholder approval of certain severance agreements; and

(5)	A shareholder proposal seeking additional disclosure on the tax deductibility of certain compensation.

As of February 12, 2010, the record date for the annual meeting, there were 517,771,886 eligible votes and approximately 449,977,426 votes counted toward a quorum at the meeting.

The final voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted under NYSE regulations from voting on the owner’s behalf.

Item 1—Election of Directors

The PNC shareholders elected all 17 nominees for director. For each nominee, the votes cast for and against, as well as the abstentions and broker non-votes, were as follows:

Director Nominee	Aggregate Votes
	For	Against	Abstentions	Broker Non-Votes
Richard O. Berndt	400,087,338.252288	4,126,360.813165	972,408.597308	44,791,318.358465
Charles E. Bunch	375,362,033.770715	28,767,783.641237	1,056,290.250809	44,791,318.358465
Paul W. Chellgren	378,329,291.643121	25,871,010.430101	985,805.589539	44,791,318.358465
Robert N. Clay	399,013,520.191868	5,185,497.724743	987,089.746150	44,791,318.358465
Kay Coles James	380,179,690.488819	23,951,717.171104	1,054,700.002838	44,791,318.358465
Richard B. Kelson	377,336,487.180296	26,862,124.728397	987,495.754068	44,791,318.358465
Bruce C. Lindsay	398,948,769.487642	5,257,077.946415	980,260.228704	44,791,318.358465
Anthony A. Massaro	401,710,090.154271	2,485,280.604050	990,736.904440	44,791,318.358465
Jane G. Pepper	399,193,632.261805	5,051,949.828649	940,525.572307	44,791,318.358465
James E. Rohr	367,164,254.012704	37,049,655.539961	972,198.110096	44,791,318.358465
Donald J. Shepard	401,676,438.585612	2,510,242.777399	999,426.299750	44,791,318.358465
Lorene K. Steffes	401,560,143.158849	2,643,684.714260	982,279.789652	44,791,318.358465
Dennis F. Strigl	368,425,782.279813	35,781,049.072553	979,276.310395	44,791,318.358465
Stephen G. Thieke	401,927,612.958328	2,282,825.968529	975,668.735904	44,791,318.358465
Thomas J. Usher	378,281,203.184738	25,948,972.662014	955,931.816009	44,791,318.358465
George H. Walls, Jr.	400,873,007.079579	3,269,038.340817	1,044,062.242365	44,791,318.358465
Helge H. Wehmeier	398,906,566.573511	5,273,608.937740	1,005,932.151510	44,791,318.358465

Item 2—Ratification of Auditors

The PNC shareholders approved the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2010. The votes cast for and against this proposal, as well as the abstentions, were as follows:

Aggregate Votes
For	Against	Abstentions	Broker Non-Votes
445,445,222.353407	3,285,383.359559	1,246,820.308260	—

Item 3—Advisory Vote on Executive Compensation (“Say on Pay”)

The PNC shareholders approved the advisory vote on the compensation of the PNC executive officers named in the proxy statement for the 2010 annual meeting of shareholders. The advisory resolution approved by the shareholders is also referred to as “say on pay”. The votes cast for and against this proposal, as well as the abstentions, were as follows:

Aggregate Votes
For	Against	Abstentions	Broker Non-Votes
428,407,202.790916	14,355,357.750754	7,214,865.479556	—

Item 4—Shareholder Proposal on Severance Agreements

The PNC shareholders approved the shareholder proposal seeking future shareholder approval of certain severance agreements. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
For	Against	Abstentions	Broker Non-Votes
284,494,607.222735	118,289,521.797762	2,400,377.642264	44,792,919.358465

Item 5—Shareholder Proposal on Tax Deductibility Disclosure

The PNC shareholders did not approve the shareholder proposal seeking additional disclosure on the tax deductibility of certain compensation. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
For	Against	Abstentions	Broker Non-Votes
140,656,913.486560	259,847,306.296293	4,680,286.879908	44,792,919.358465

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: May 3, 2010	By:	/S/ SAMUEL R. PATTERSON
Samuel R. Patterson
Controller

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